Exhibit 10.102.1

CATALYST SEMICONDUCTOR, INC.

AMENDMENT TO SEVERANCE AGREEMENT

This Amendment to the Severance Agreement (the “Amendment”) is made as of February 26, 2008, by and between Catalyst Semiconductor, Inc. (the “Company”), and Scott Brown (the “Employee”).

RECITALS

WHEREAS, the Company and Employee entered into that certain Severance Agreement dated September 10, 2007 (the “Agreement”).

WHEREAS, the Company and Employee desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Company and Employee agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1.               Section 3(a) of the Agreement, entitled “Involuntary Termination other than for Cause, Death or Disability Prior to a Change of Control or after Twelve Months Following a Change of Control.” is hereby amended to read in its entirety as follows:

Involuntary Termination other than for Cause, Death or Disability Prior to a Change of Control or after Twelve Months Following a Change of Control.  If, prior to a Change of Control or after twelve (12) months following a Change of Control, the Company (or any parent or subsidiary of the Company employing Employee) terminates Employee’s employment with the Company (or any parent or subsidiary of the Company) without Employee’s consent and for a reason other than (x) Cause, (y) Employee becoming Disabled or (z) Employee’s death, (any such termination, an “Involuntary Termination”) and Employee signs, delivers and does not revoke a separation agreement and release of claims in a form satisfactory to the Company (the “Release”) within the time period required by the Release (but in no event later than two and one-half (2½) months following the end of the calendar year in which the Involuntary Termination occurs), then following such termination of employment, or, if later, the effective date of the Release, Employee will receive the following payments and other benefits from the Company:

(i)             Accrued Compensation.  Employee will be entitled to receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with the Company’s then existing employee benefit plans, policies and arrangements.

(ii)          Severance.  Subject to Section 9(a), Employee will be entitled to receive continued payments of Employee’s base salary (as in effect immediately prior to such termination) for a period of six (6) months (the “Severance Period”), less applicable withholding payable in accordance with the Company’s normal payroll policies.  Notwithstanding the foregoing and except as provided by the following sentence, if during the Severance Period Employee engages in Competition or breaches the covenants in Section 6 or in the Release, all payments pursuant to this subsection will immediately cease effective as of the first date that constitutes engagement in Competition or a breach of the applicable covenants (the “Breach Date”).  Notwithstanding the preceding sentence, if payment of the severance amounts is delayed in accordance with Section 9(a) of this Agreement, the Company’s obligation to make severance payments to Executive during the Severance Period shall not terminate pursuant to the preceding sentence (i.e., upon the Breach Date) with respect to any severance payments that have been accrued prior to the Breach Date in accordance with Section 9(a) of this Agreement and such accrued severance payments shall be paid in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment (or such earlier date as provided in Section 9(a) of this Agreement).

(iii)       Continued Employee Benefits.  The Company will reimburse Employee for premiums paid for the continuation of benefits Employee timely elects pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Employee and Employee’s eligible dependents under the Company’s Benefit Plans for a period of six (6) months following Employee’s termination of employment; provided, however, that if during such period Employee engages in Competition or breaches the covenants in Section 6 or in the Release, all Company-reimbursements pursuant to this subsection will immediately cease.  Employee will be solely responsible for electing such continuation coverage for Employee and Employee’s eligible dependents.

(iv)      Options.  With respect to all of Employee’s options (the “Options”) to purchase Company common stock outstanding on the date of such termination (whether granted on, before or after the date of this Agreement), Employee will have the period following such termination of employment to exercise such Options that is specified in the stock plans, if any, under which the Options were granted and in any applicable agreements between the Company and Employee; provided, however, to the extent that, pursuant to the provisions of such stock plans and applicable agreements, such Options continue to vest during the period, if any, that Employee provides consulting services to the Company pursuant to Section 3(a)(ii) or otherwise, then Employee will have the period following the termination of such consulting services to exercise such Options that is specified in such stock plans and applicable agreements; provided further, however, that all Options will immediately terminate and Employee will have no further rights with respect to such Options in the event Employee engages in Competition or breaches the covenants in Section 6 or in the Release during such period.  In all other respects, such Options will continue to be subject to the terms and conditions of the stock plans, if any, under which they were granted and any applicable agreements between the Company and Employee.

(v)         Payments or Benefits Required by Law.  Employee will receive such other compensation or benefits from the Company as may be required by law (for example, “COBRA” coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”)).”

2.               Section 3(b) of the Agreement, entitled “Involuntary Termination other than for Cause, Death or Disability or Termination for Good Reason within Twelve Months of a Change of Control.” is hereby amended to read in its entirety as follows:

“Involuntary Termination other than for Cause, Death or Disability or Termination for Good Reason within Twelve Months of a Change of Control.  If (i) within twelve (12) months following a Change of Control (A) Employee terminates his or her employment with the Company (or any parent or subsidiary of the Company) for Good Reason or (B) the Company (or any parent or subsidiary of the Company) terminates Employee’s employment for other than (x) Cause, (y) Employee becoming Disabled or (z) Employee’s death (any such termination pursuant to (A) or (B), a “Change of Control Termination”) and (ii) Employee signs, delivers and does not revoke a Release within the time period required by the Release (but in no event later than two and one-half (2½) months following the end of the calendar year in which the Involuntary Termination occurs), then promptly following such termination of employment, or, if later, the effective date of the Release, Employee will receive the following payments and other benefits from the Company:

(i)             Accrued Compensation.  Employee will be entitled to receive all accrued vacation, expense reimbursements and any other benefits due to Employee through the date of termination of employment in accordance with the Company’s then existing employee benefit plans, policies and arrangements.

(ii)          Severance.  Subject to Section 9(a), Employee will be entitled to receive continued payments of Employee’s base salary (as in effect immediately prior to such termination) for a period of nine (9) months (the “Post-Change of Control Severance Period”), less applicable withholding, payable in accordance with the Company’s normal payroll policies.  Notwithstanding the foregoing and except as provided by the following sentence, if during the Post-Change of Control Severance Period Employee engages in Competition or breaches the covenants in Section 6 or in the Release, all payments pursuant to this subsection will immediately cease effective as of the Breach Date.  Notwithstanding the preceding sentence, if payment of the severance amounts is delayed in accordance with Section 9(a) of this Agreement, the Company’s obligation to make severance payments to Executive during the Post-Change of Control Severance Period shall not terminate pursuant to the preceding sentence (i.e., upon the Breach Date) with respect to any severance payments that have been accrued prior to the Breach Date in accordance with Section 9(a) of this Agreement and such accrued severance payments shall be paid in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination of employment (or such earlier date as provided in Section 9(a) of this Agreement).

(iii)       Options, Restricted Stock and Restricted Stock Units.  100% of the unvested shares subject to all of Employee’s Options, 100% of the unvested shares subject to all of Employee’s restricted stock units (“RSUs”) and 100% any of Employee’s shares of Company common stock subject to a Company repurchase right upon Employee’s termination of employment for any reason (the “Restricted Stock”) whether acquired by Employee on, before or after the date of this Agreement, will immediately vest upon such termination.  With respect to all of Employee’s Options outstanding on the date of such termination (whether granted on, before or after the date of this Agreement), Employee will have the period following such termination of employment to exercise such Options that is specified in the stock plans, if any, under which the Options were granted and in any applicable agreements between the Company and Employee; provided, however, that all Options will immediately terminate and Employee will have no further rights with respect to such Options in the event Employee engages in Competition or breaches the covenants in Section 6 or in the Release during such period.  In all other respects, such Options will continue to be subject to the terms and conditions of the stock plans, if any, under which they were granted and any applicable agreements between the Company and Employee.

(iv)      Continued Employee Benefits.  The Company will reimburse Employee for premiums paid for the continuation of benefits Employee timely elects pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Employee and Employee’s eligible dependents under the Company’s Benefit Plans for a period of nine (9) months following Employee’s termination of employment; provided, however, that if during such period Employee engages in Competition or breaches the covenants in Section 6 or in the Release, all Company-reimbursements pursuant to this subsection will immediately cease.  Employee will be solely responsible for electing such continuation coverage for Employee and Employee’s eligible dependents.

(v)         Payments or Benefits Required by Law.  Employee will receive such other compensation or benefits from the Company as may be required by law (for example, “COBRA” coverage under Section 4980B of the Code).”

3.                                       Section 4 of the Agreement, entitled “Limitation on Payments.” is hereby amended to read in its entirety as follows:

“4.                                 Limitation on Payments.  In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 4, would be subject to the excise tax imposed by Section 4999 of the Code, then Employee’s severance benefits under Section 4(a)(i) will be either:

(a)                                  delivered in full, or

(b)                                 delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.  Unless the Company and Employee otherwise agree in writing, any determination required under this Section 4 will be made in writing by BDO Seidman or by a national “Big Four” accounting firm (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes.  For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.  The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.”

4.                                       Section 5(a) of the Agreement, entitled “Benefit Plans.” is hereby amended to read in its entirety as follows:

“(a)                            “Benefit Plans” means plans, policies or arrangements that the Company sponsors (or participates in) and that immediately prior to Employee’s termination of employment provide Employee and/or Employee’s eligible dependents with medical, dental, and/or vision benefits.  Benefit Plans do not include any other type of benefit (including, but not by way of limitation, disability, life insurance or retirement benefits). A requirement that the Company provide Employee and Employee’s eligible dependents with coverage under the Benefit Plans will not be satisfied unless the coverage is no less favorable than that provided to Employee and Employee’s eligible dependents immediately prior to Employee’s termination of employment.”

5.                                       Section 5(f) is hereby added to the Agreement, and shall read in its entirety as follows:

“(f)                              Good Reason.  “Good Reason” means the occurrence of any of the following without the Employee’s consent: (i) a material diminution in Employee’s Base Salary, except for reductions that are in proportion to any salary reduction program approved by the Board that affects a majority of the senior executives of the Company; (ii) a material diminution in Employee’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Employee is required to report, including a requirements that Employee report to a corporate officer or employee instead of reporting directly to the Board; (iv)  a material change in the geographic location at which Employee must perform his services of not less than fifty (50) miles from the Company’s primary place of business immediately prior to such relocation; or (v) any other action or inaction that constitutes a material breach by the Company of this Agreement; provided, however, that Employee must provide written notice to the Board of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice.  A termination will not be deemed to be for “Good Reason” unless such termination occurs within ninety (90) days following the end of the Cure Period.”

6.                                       Section 5(g) is hereby added to the Agreement, and shall read in its entirety as follows:

“(g)                           Section 409A Limit.  “Section 409A Limit” means the lesser of two (2) times: (i) Employee’s annualized compensation based upon the annual rate of pay paid to Employee during the Company’s taxable year preceding the Company’s taxable year of Employee’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee’s employment is terminated.”

7.                                       Section 9 of the Agreement, entitled “Code Section 409A.” is hereby amended to read in its entirety as follows:

“(a)                            Code Section 409A Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A of the Code and any final regulations and guidance promulgated thereunder, as they each may be amended from time to time (“Section 409A”) at the time of Employee’s termination other than due to Employee’s death (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), then only that portion of the cash severance and shares subject to accelerated RSUs payable to Employee pursuant to this Agreement, if any, and any other severance payments or separation benefits, in each case which may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following Employee’s termination of employment in accordance with the payment schedule applicable to each payment or benefit.  Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit otherwise due to Employee on or within the six (6) month period following Employee’s termination will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Employee’s termination of employment.  All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Notwithstanding anything herein to the contrary, if Employee dies following his termination but prior to the six month anniversary of his date of termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.  It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.”

8.                                       Full Force and Effect.  To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

9.                                       Entire Agreement.  This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  No future agreements between the Company and Employee may supersede the Amendment, unless they are in writing and specifically mention this Amendment.  With respect to equity awards granted on or after the date hereof, the acceleration of vesting provided herein will apply to such awards except to the extent otherwise explicitly provided in the applicable equity award agreement, which provision must include a reference to the Amendment.

10.                                 Successors and Assigns.  This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

11.                                 Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

12.                                 Governing Law.  This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

13.                                 Amendment.  Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and Executive.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

Scott Brown	CATALYST SEMICONDUCTOR, INC.

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Scott Brown
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(Signature page to Amendment to Severance Agreement)